Exhibit 99.1

Enservco Corporation Closes Acquisition of Rapid Hot Oilfield Services Provider

Company also enhances liquidity with closing of $1,625,000 of convertible debt transaction

Longmont, CO – September 11, 2023 – Enservco Corporation (NYSE American: ENSV), a diversified national provider of specialized well-site services to the domestic onshore conventional and unconventional oil and gas industries, today announced it has acquired all of the assets of oilfield services provider Rapid Hot in an all-stock transaction valued at $1,057,500.

Headquartered in Washington, PA, Rapid Hot serves E&P customers in the Appalachian Basin and is a leading provider of frac water heating services in Ohio, Pennsylvania and West Virginia.

“This acquisition substantially strengthens Enservco’s position in the Marcellus shale and also strengthens our management team with the addition of Mike Lade, Rapid Hot’s president and CFO, who joins Enservco as chief of staff,” said Rich Murphy. “We are also pleased to announce the closing of a $1,625,000 convertible debt financing that included participation from lead investors of Rapid Hot, an Enservco board member and Cross River Partners. The financing strengthens our working capital position as we approach our 2023-24 heating season, which is expected to benefit from anticipated cooler winter temperatures.”

Enservco also announced the addition of Steve Weyel to the Company’s Board of Directors. Weyel joins the Board with more than 40 years of experience as a senior executive, board director and chairman of private and public energy companies. He was the founder, CEO and Chairman of EnVen Energy Corporation, a deepwater exploration company that earlier this year was merged in a transaction valued at nearly $1.3 billion. His energy leadership encompasses global oil services, commodities, deregulated power and upstream oil and gas. He has successfully driven and closed dozens of M&A transactions and financings in excess of $20 billion.

“We look forward to benefitting from Steve’s deep experience in the energy space and ability to identify and close attractive M&A opportunities,” said Murphy. “In the last five months we have added two new directors to our Board, whose oversight and support of our management team will be essential as we expand our business.”

Weyel added, “I look forward to joining the Enservco Board and supporting management’s efforts to capitalize on organic and acquisitive growth opportunities. Enservco has made great progress in recent years reducing debt and taking costs out of the business, and I’m excited to join the Board at this stage of the Company’s evolution.”

About Enservco

Through its various operating subsidiaries, Enservco provides a range of oilfield services, including hot oiling, acidizing, frac water heating, and related services. The Company has a broad geographic footprint covering seven major domestic oil and gas basins and serves customers in Colorado, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming, West Virginia, Utah, Michigan, Illinois, Florida, and Louisiana. Additional information is available at www.enservco.com.

*Note on non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles ("GAAP"). The term "EBITDA" refers to a financial measure that we define as earnings (net income or loss) plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing Enservco’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure. We have reconciled Adjusted EBITDA to GAAP net loss in the Consolidated Statements of Operations table at the end of this release. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

Cautionary Note Regarding Forward-Looking Statements

This news release contains information that is "forward-looking" in that it describes events and conditions Enservco reasonably expects to occur in the future. Expectations for the future performance of Enservco are dependent upon a number of factors, and there can be no assurance that Enservco will achieve the results as contemplated herein. Certain statements contained in this release using the terms "may," "expects to," “should,” and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond Enservco's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in Enservco’s annual report on Form 10-K for the year ended December 31, 2022, and subsequently filed documents with the SEC. Forward looking statements in this news release that are subject to risk include expectations for cooler winter weather and ability to reduce costs, grow organically and acquisitively, increase market share in key basins, improve its financial performance, build a larger business and return value to shareholders. It is important that each person reviewing this release understand the significant risks attendant to the operations of Enservco. The Company disclaims any obligation to update any forward-looking statement made herein.

Contact:

Mark Patterson

Chief Financial Officer

Enservco Corporation

mpatterson@enservco.com